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EXHIBIT 11.0
                              LEGATO SYSTEMS, INC.
             STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                      (in thousands, except per share data)

                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                                  -----------------------
                                                    1996            1995
                                                  -------         -------
Primary:

Weighted average common shares outstanding          8,123           2,011

Weighted average common equivalent shares              --             359

Shares issuable from assumed conversion of
   convertible preferred shares                        --           3,600

Shares related to SAB Nos. 64 and 83                   --             640
                                                  -------         -------

Total weighted average common and common
   equivalent shares                                8,123           6,610

Net income (loss)                                 $  (127)        $   995
                                                  =======         =======

Net income (loss) per share                       $ (0.02)        $  0.15
                                                  =======         =======



Fully Diluted:

Weighted average common shares outstanding          8,123           2,011

Weighted average common equivalent shares              --             359

Shares issuable from assumed conversion of
   convertible preferred shares                        --           3,600

Shares related to SAB Nos. 64 and 83                   --             640
                                                  -------         -------

Total weighted average common and common
   equivalent shares                                8,123           6,610

Net income (loss)                                 $  (127)        $   995
                                                  =======         =======

Net income (loss) per share                       $ (0.02)        $  0.15
                                                  =======         =======

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